UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2019

First Busey Corporation
(Exact name of registrant as specified in charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois 61820
(Address of principal executive offices) (Zip code)

(217) 365-4544
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

As previously announced, on August 21, 2018, First Busey Corporation, a Nevada corporation (“First Busey”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Banc Ed Corp., a Delaware corporation (“Banc Ed”), pursuant to which Banc Ed will merge into First Busey, with First Busey as the surviving corporation (the “Merger”).  On January 10, 2019, First Busey received approval of the Merger from the Board of Governors of the Federal Reserve System.

The Merger, anticipated to be completed on January 31, 2019, remains subject to the satisfaction of customary closing conditions.   At a date following the completion of the Merger, First Busey intends to merge TheBANK of Edwardsville, Banc Ed's wholly-owned bank subsidiary, with and into Busey Bank, First Busey's wholly-owned bank subsidiary, with Busey Bank as the surviving bank.

This Current Report on Form 8-K includes forward looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and business of First Busey.

These forward looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved.  First Busey cautions you not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019	FIRST BUSEY CORPORATION

	By:	/s/ Robin N. Elliott
	Name:	Robin N. Elliott
	Title:	Chief Operating Officer and Chief Financial Officer